Exhibit 99.1

News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com
Boeing Reports Strong First-Quarter Results and Reaffirms 2013 Guidance

▪	Core EPS (non-GAAP)* rose 24 percent to $1.73 on strong operating performance; GAAP EPS of $1.44

▪	Revenue of $18.9 billion reflects higher deliveries on the 737 and 777 offset by lower 787 deliveries

▪	Backlog grew to a record $392 billion, including $20 billion of net orders during the quarter

▪	Cash and marketable securities of $11.8 billion provide strong liquidity

▪	2013 financial and deliveries outlook reaffirmed

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2013	2012	Change

Revenues	$18,893	$19,383	(3)%

Non-GAAP*
Core Operating Earnings	$1,867	$1,773	5%
Core Operating Margin	9.9%	9.1%	0.8 Pts
Core Earnings Per Share	$1.73	$1.40	24%
Operating Cash Flow Before Pension Contributions	$524	$837	(37)%

GAAP
Earnings From Operations	$1,528	$1,565	(2)%
Operating Margin	8.1%	8.1%	0.0 Pts
Net Income	$1,106	$923	20%
Earnings Per Share	$1.44	$1.22	18%
Operating Cash Flow	$524	$837	(37)%
* Non-GAAP measures (core operating earnings, core operating margin and core earnings per share) exclude certain components of pension and post retirement benefit expense that the company believes are not reflective of underlying business performance. Complete definitions of Boeing’s non-GAAP measures begin on page 6, “Non-GAAP Measures Disclosures.”
CHICAGO, April 24, 2013 – The Boeing Company [NYSE: BA] reported first-quarter core earnings per share (non-GAAP) increased 24 percent* to $1.73, driven by strong performance across the company's businesses (Table 1). First-quarter 2013 results included the expected benefit of $0.19 per share for the 2012 research and development tax credit; first-quarter 2012 included a benefit of $0.11 per share related to a favorable court judgment on satellite litigation. First-quarter core operating earnings (non-GAAP) increased 14 percent* to $1.9 billion from the same period of the prior year when excluding the benefit of $131 million related to the favorable court judgment. First-quarter revenue was $18.9 billion, earnings from operations was $1.5 billion and earnings per share was $1.44. The company reaffirmed its 2013 financial and deliveries guidance.
"Strong core operating performance fueled by productivity gains and solid program execution drove higher company earnings and double-digit operating margins in both major businesses during the quarter," said Boeing Chairman, President and Chief Executive Officer Jim McNerney. "Commercial Airplanes worked around the clock to resolve the 787 battery issue while also successfully increasing production rates on the 737 and 777 programs. Defense, Space & Security continued to perform exceptionally well, meeting tough affordability goals while investing in future growth."
"Our first priority in the days ahead is to fully restore our customers' 787 fleets to service and resume production deliveries. Our outlook for the year is positive, and our financial and delivery guidance is reaffirmed as we remain focused on the profitable ramp up in commercial airplane production rates, disciplined execution of our development programs, and continued growth in core, adjacent and international defense and space markets."

Table 2. Cash Flow	First Quarter
(Millions)	2013	2012
Operating Cash Flow Before Pension Contributions*	$524	$837
Pension Contributions	—	—
Operating Cash Flow	$524	$837
Less Additions to Property, Plant & Equipment	($521)	($424)
Free Cash Flow*	$3	$413
Operating cash flow in the quarter was $0.5 billion, reflecting inventory build on the 787 program offset by timing of receipts and expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q1 13	Q4 12
Cash	$8.3	$10.3
Marketable Securities[1]	$3.5	$3.2
Total	$11.8	$13.5
Debt Balances:
The Boeing Company	$7.1	$7.7
Boeing Capital Corporation	$2.1	$2.7
Total Consolidated Debt	$9.2	$10.4
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities totaled $11.8 billion at quarter-end (Table 3), down from $13.5 billion at the beginning of the year, primarily due to the pay-down of maturing debt. Debt was $9.2 billion, down from $10.4 billion at year-end, due to the maturities.
Total company backlog at year-end was a record $392 billion, up from $390 billion at the beginning of the year, and included net orders for the quarter of $20 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes Operating Results	First Quarter
(Dollars in Millions)	2013	2012	Change

Commercial Airplanes Deliveries	137	137	—

Revenues	$10,690	$10,937	(2)%
Earnings from Operations	$1,219	$1,081	13%
Operating Margins	11.4%	9.9%	1.5 Pts
Boeing Commercial Airplanes first-quarter revenue decreased to $10.7 billion on delivery mix and lower services revenue. First-quarter operating margin improved to 11.4%, reflecting the delivery mix and lower R&D, partially offset by higher period costs (Table 4).
During the quarter, Commercial Airplanes delivered the first 777 aircraft produced at a record production rate of 8.3-per-month and reached a four-year contract extension with the Society of Professional Engineering Employees in Aerospace (SPEEA). In April, Commercial Airplanes delivered the first 737 produced at a record production rate of 38-per-month.
In April, approval was given by the Federal Aviation Administration (FAA) for airlines to begin the process of returning the 787 to service with an enhanced battery system. The company is committed to the safety of all of our airplanes and has worked diligently alongside authorities to further enhance the safety of the 787.
Commercial Airplanes booked 209 net orders during the quarter. Backlog remains strong with more than 4,400 airplanes valued at a record $324 billion.
Boeing Defense, Space & Security

Table 5. Defense, Space & Security Operating Results	First Quarter
(Dollars in Millions)	2013	2012	Change
Revenues
Boeing Military Aircraft	$4,109	$4,222	(3)%
Network & Space Systems	$1,960	$1,872	5%
Global Services & Support	$2,041	$2,139	(5)%
Total BDS Revenues	$8,110	$8,233	(1)%
Earnings from Operations
Boeing Military Aircraft	$430	$399	8%
Network & Space Systems	$156	$109	43%
Global Services & Support	$246	$234	5%
Total BDS Earnings from Operations	$832	$742	12%
Operating Margins	10.3%	9.0%	1.3 Pts
Boeing Defense, Space & Security’s (BDS) first-quarter revenue was $8.1 billion, while operating margin was 10.3 percent (Table 5).
Boeing Military Aircraft (BMA) first-quarter revenue was $4.1 billion, primarily reflecting lower revenue on the F-15 program, partially offset by higher C-17 and Apache deliveries. Operating margin increased to 10.5 percent, due to delivery mix. During the quarter, BMA delivered the first Indian Air Force C-17 to flight test and completed the second Phantom Eye flight.
Network & Space Systems (N&SS) first-quarter revenue increased to $2.0 billion, primarily driven by higher volume in satellite programs as well as the Space Launch System program. Operating margin increased to 8.0 percent, reflecting the increased volume and mix in satellite programs. During the quarter, N&SS was awarded a contract in the small satellite business and had a successful flight test of the Ground-based Midcourse Defense (GMD) system.
Global Services & Support (GS&S) first-quarter revenue was $2.0 billion, reflecting lower volume in integrated logistics. Operating margin increased to 12.1 percent, reflecting improved performance in maintenance, modification and upgrades.
Backlog at BDS was $68 billion, of which 42 percent represents orders with international customers.
Additional Financial Information

Table 6. Additional Financial Information	First Quarter
(Dollars in Millions)	2013	2012
Revenues
Boeing Capital Corporation	$105	$125
Other segment	$27	$24
Unallocated items and eliminations	($39)	$64
Earnings from Operations
Boeing Capital Corporation	$44	$33
Other segment expense	($58)	($79)
Unallocated items and eliminations included in core operating earnings	($170)	($4)
Unallocated pension/postretirement expense	($339)	($208)
Other income, net	$9	$12
Interest and debt expense	($99)	($114)
Effective tax rate	23.1%	36.8%
At quarter-end, Boeing Capital Corporation’s (BCC) net portfolio balance was $4.2 billion and debt-to-equity ratio was 5.0-to-1.
Unallocated items and eliminations in the first quarter of 2012 included a $131 million favorable court judgment on satellite litigation. Total pension expense for the first quarter was $791 million up from $655 million in the same period last year.
The company’s income tax expense was $332 million in the quarter, compared to $539 million in the same period of last year, as the expected $145 million benefit for the 2012 research and development credit was reflected in the first quarter of 2013.

Outlook
The company’s 2013 financial guidance (Table 7) is reaffirmed and reflects continued strong core performance, generating an expected 5 percent increase in core earnings per share (non-GAAP).

Table 7. Financial Outlook
(Dollars in Billions, except per share data)	2013

The Boeing Company
Revenue	$82 - 85
Core Earnings Per Share*	$6.10 - 6.30
Earnings Per Share	$5.00 - 5.20
Operating Cash Flow Before Pension Contributions*	> $8
Operating Cash Flow [1]	> $6.5

Boeing Commercial Airplanes
Deliveries [2]	635 - 645
Revenue	$51 - 53
Operating Margin	~ 9.5%

Boeing Defense, Space & Security
Revenue
Boeing Military Aircraft	~$15.5
Network & Space Systems	~$7.3
Global Services & Support	~$8.2

Total BDS Revenue	$30.5 - 31.5

Operating Margin
Boeing Military Aircraft	~ 9.0%
Network & Space Systems	~ 7.5%
Global Services & Support	~ 10.5%

Total BDS Operating Margin	> 9.0%

Boeing Capital Corporation
Portfolio Size	Lower
Revenue	~ $0.3
Pre-Tax Earnings	~ $0.05

Research & Development	~ $3.4
Capital Expenditures	$2.3 - $2.5
Pension Expense [3]	~ $3.2
Effective Tax Rate	~ 30%
1    After discretionary cash pension contributions of $1.5 billion and assuming new aircraft financings under $0.5 billion.
2    Assumes greater than 60 787 deliveries.
3    Approximately $1.4 billion is expected to be recorded in unallocated items and eliminations.
*    Non-GAAP measures. Complete definitions of Boeing’s use of non-GAAP measures begin on page 7, “Non-GAAP Measures Disclosures.”

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding unallocated pension and post-retirement expense. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of unallocated pension and post-retirement expense. Unallocated pension and post-retirement expense represents the portion of pension and other post-retirement costs that are not recognized by business segments for segment reporting purposes. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude unallocated pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts.
Increase in Core Operating Earnings Excluding Favorable Court Judgment
The company is disclosing the increase in core operating earnings in first quarter of 2013 over first quarter of 2012 excluding the impact of the favorable court judgment in the first quarter of 2012. The company believes it is useful to occasionally exclude certain items that are not reflective of underlying business performance and that can distort period to period performance comparisons. Management uses similar measures for purposes of evaluating and forecasting underlying business performance.
Operating Cash Flow Before Pension Contributions
Operating cash flow before pension contributions is defined as GAAP operating cash flow less pension contributions. Management believes operating cash flow before pension contributions provides additional insights into underlying business performance. Management uses operating cash flow before pension contributions as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and operating cash flow before pension contributions.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow less capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned production rate increases across multiple commercial airline programs, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (4) changing acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials, (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) potential adverse developments in new or pending litigation and/or government investigations; (14) customer and aircraft concentration in Boeing Capital’s customer financing portfolio; (15) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (16) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (17) the adequacy of our insurance coverage to cover significant risk exposures; (18) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks or natural disasters; (19) work stoppages or other labor disruptions; (20) significant changes in discount rates and actual investment return on pension assets; (21) potential environmental liabilities; and (22) threats to the security of our or our customers’ information.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Troy Lahr or Matt Welch (312) 544-2140
Communications:	Chaz Bickers (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

(Dollars in millions, except per share data)	Three months ended March 31
	2013	2012
Sales of products	$16,318	$16,685
Sales of services	2,575	2,698
Total revenues	18,893	19,383

Cost of products	(13,728)	(13,661)
Cost of services	(2,009)	(2,380)
Boeing Capital interest expense	(19)	(33)
Total costs and expenses	(15,756)	(16,074)
	3,137	3,309
Income from operating investments, net	45	46
General and administrative expense	(971)	(955)
Research and development expense, net	(705)	(835)
Gain on dispositions, net	22
Earnings from operations	1,528	1,565
Other income, net	9	12
Interest and debt expense	(99)	(114)
Earnings before income taxes	1,438	1,463
Income tax expense	(332)	(539)
Net earnings from continuing operations	1,106	924
Net loss on disposal of discontinued operations, net of taxes of $0 and $1		(1)
Net earnings	$1,106	$923
Basic earnings per share from continuing operations	$1.45	$1.23
Net loss on disposal of discontinued operations, net of taxes
Basic earnings per share	$1.45	$1.23
Diluted earnings per share from continuing operations	$1.44	$1.22
Net loss on disposal of discontinued operations, net of taxes
Diluted earnings per share	$1.44	$1.22
Cash dividends paid per share	$0.49	$0.44
Weighted average diluted shares (millions)	768.7	759.6

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2013	December 31 2012
Assets
Cash and cash equivalents	$8,335	$10,341
Short-term and other investments	3,518	3,217
Accounts receivable, net	6,351	5,608
Current portion of customer financing, net	460	364
Deferred income taxes	29	28
Inventories, net of advances and progress billings	40,797	37,751
Total current assets	59,490	57,309
Customer financing, net	3,910	4,056
Property, plant and equipment, net of accumulated depreciation of $14,711 and $14,645	9,736	9,660
Goodwill	5,049	5,035
Acquired intangible assets, net	3,075	3,111
Deferred income taxes	6,522	6,753
Investments	1,177	1,180
Other assets, net of accumulated amortization of $539 and $504	1,488	1,792
Total assets	$90,447	$88,896
Liabilities and equity
Accounts payable	$9,876	$9,394
Accrued liabilities	11,530	12,995
Advances and billings in excess of related costs	18,505	16,672
Deferred income taxes and income taxes payable	4,838	4,485
Short-term debt and current portion of long-term debt	917	1,436
Total current liabilities	45,666	44,982
Accrued retiree health care	7,447	7,528
Accrued pension plan liability, net	19,878	19,651
Non-current income taxes payable	241	366
Other long-term liabilities	1,401	1,429
Long-term debt	8,254	8,973
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	4,079	4,122
Treasury stock, at cost - 253,939,815 and 256,630,628	(15,780)	(15,937)
Retained earnings	31,143	30,037
Accumulated other comprehensive loss	(17,041)	(17,416)
Total shareholders’ equity	7,462	5,867
Noncontrolling interest	98	100
Total equity	7,560	5,967
Total liabilities and equity	$90,447	$88,896

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

(Dollars in millions)	Three months ended March 31
	2013	2012
Cash flows – operating activities:
Net earnings	$1,106	$923
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	58	50
Depreciation and amortization	429	426
Investment/asset impairment charges, net	26	36
Customer financing valuation benefit	(3)
Loss on disposal of discontinued operations		2
Gain on dispositions, net	(22)
Other charges and credits, net	53	150
Excess tax benefits from share-based payment arrangements	(23)	(40)
Changes in assets and liabilities –
Accounts receivable	(437)	(729)
Inventories, net of advances and progress billings	(3,000)	(497)
Accounts payable	654	506
Accrued liabilities	(1,133)	(1,032)
Advances and billings in excess of related costs	1,833	(160)
Income taxes receivable, payable and deferred	214	333
Other long-term liabilities	(73)	(45)
Pension and other postretirement plans	821	724
Customer financing, net	24	196
Other	(3)	(6)
Net cash provided by operating activities	524	837
Cash flows – investing activities:
Property, plant and equipment additions	(521)	(424)
Property, plant and equipment reductions	33	4
Acquisitions, net of cash acquired	(26)
Contributions to investments	(2,955)	(3,718)
Proceeds from investments	2,655	1,135
Net cash used by investing activities	(814)	(3,003)
Cash flows – financing activities:
New borrowings	15	20
Debt repayments	(1,262)	(811)
Repayments of distribution rights financing	(138)	(72)
Stock options exercised, other	76	28
Excess tax benefits from share-based payment arrangements	23	40
Employee taxes on certain share-based payment arrangements	(52)	(64)
Dividends paid	(367)	(328)
Net cash used by financing activities	(1,705)	(1,187)
Effect of exchange rate changes on cash and cash equivalents	(11)	22
Net decrease in cash and cash equivalents	(2,006)	(3,331)
Cash and cash equivalents at beginning of year	$10,341	$10,049
Cash and cash equivalents at end of period	$8,335	$6,718

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

(Dollars in millions)	Three months ended March 31
	2013	2012
Revenues:
Commercial Airplanes	$10,690	$10,937
Defense, Space & Security:
Boeing Military Aircraft	4,109	4,222
Network & Space Systems	1,960	1,872
Global Services & Support	2,041	2,139
Total Defense, Space & Security	8,110	8,233
Boeing Capital	105	125
Other segment	27	24
Unallocated items and eliminations	(39)	64
Total revenues	$18,893	$19,383
Earnings from operations:
Commercial Airplanes	$1,219	$1,081
Defense, Space & Security:
Boeing Military Aircraft	430	399
Network & Space Systems	156	109
Global Services & Support	246	234
Total Defense, Space & Security	832	742
Boeing Capital	44	33
Other segment	(58)	(79)
Unallocated items and eliminations	(509)	(212)
Earnings from operations	1,528	1,565
Other income, net	9	12
Interest and debt expense	(99)	(114)
Earnings before income taxes	1,438	1,463
Income tax expense	(332)	(539)
Net earnings from continuing operations	1,106	924
Net loss on disposal of discontinued operations, net of taxes of $0 and $1		(1)
Net earnings	$1,106	$923

Research and development expense, net:
Commercial Airplanes	$419	$544
Defense, Space & Security	272	281
Other	14	10
Total research and development expense, net	$705	$835

Unallocated items and eliminations:
Share-based plans	($31)	($22)
Deferred compensation	(56)	(36)
Capitalized interest	(17)	(21)
Eliminations and other	(66)	75
Sub-total (included in core operating earnings)	(170)	(4)
Pension	(358)	(189)
Postretirement	19	(19)
Total unallocated items and eliminations	($509)	($212)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2013	2012
737	102	99
747	6	6
767	4	7
777	24	20
787	1	5
Total	137	137

Defense, Space & Security
Boeing Military Aircraft
F/A-18 Models	12	12
F-15E Eagle	3	5
C-17 Globemaster III	3	2
CH-47 Chinook	9	10
AH-64 Apache	15
P-8A Poseidon	2	1

Network & Space Systems
Commercial and Civil Satellites	1	1
Military Satellites		2

Contractual backlog (Dollars in billions)	March 31 2013	December 31 2012
Commercial Airplanes	$322.0	$317.3
Defense, Space & Security:
Boeing Military Aircraft	26.6	29.2
Network & Space Systems	9.6	10.1
Global Services & Support	15.4	15.8
Total Defense, Space & Security	51.6	55.1
Total contractual backlog	$373.6	$372.4
Unobligated backlog	$18.1	$17.9
Total backlog	$391.7	$390.3
Workforce	173,100	174,400

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
(Unaudited)

The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Quarter
	2013		2012
Revenues	$18,893		$19,383

GAAP Earnings From Operations	$1,528		$1,565
GAAP Operating Margin	8.1%		8.1%

Unallocated Pension/Postretirement Expense	$339		$208
Core Operating Earnings (non-GAAP)	$1,867		$1,773
Core Operating Margin (non-GAAP)	9.9%		9.1%

Favorable Court Judgment	—		($131)

Core Operating Earnings Excluding Favorable Court Judgment	$1,867		$1,642

Increase in Core Operating Earnings Excluding Favorable Court Judgment	14%

GAAP Diluted Earnings Per Share	$1.44		$1.22

Unallocated Pension/Postretirement Expense	$0.29	a	$0.18	b

Core Earnings Per Share (non-GAAP)	$1.73		$1.40

Weighted Average Diluted Shares (millions)	768.7		759.6
Increase in GAAP Earnings Per Share	18%
Increase in Core Earnings Per Share	24%

a
Represents the net earnings per share impact of unallocated pension and postretirement expense of $339 million. The earnings per share amount is presented net of the federal statutory tax rate of 35.0 percent.

b
Represents the net earnings per share impact of unallocated pension and postretirement expense of $208 million. The earnings per share amount is presented net of the federal statutory tax rate of 35.0 percent.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
2013 Increase in Core Earnings Per Share
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

	Year Ended December 31, 2012		Year Ended December 31, 2013 Guidance
	Earnings Per Share		Earnings Per Share
GAAP Diluted Earnings Per Share	$5.11		$5.00 - 5.20
Unallocated Pension/Postretirement Expense	0.77	a	1.10	b
Core Earnings Per Share (non-GAAP)	$5.88		$6.10 - 6.30

Weighted average diluted shares (millions)	763.8		763.0
2013 Change in GAAP Earnings per Share			~ 0%
2013 Increase in Core Earnings per Share			~ 5%

a
Represents the net earnings per share impact of unallocated pension and postretirement expense of $899 million. The earnings per share amount is presented net of the federal statutory tax rate of 35.0 percent.

b
Represents the net earnings per share impact of unallocated pension and postretirement expense of approximately $1.3 billion. The earnings per share amount is presented net of the federal statutory tax rate of 35.0 percent.